UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): February 27, 2004


                              Sono-Tek Corporation
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-16035

            New York                                           14-1568099
 (State of Incorporation)                             (I.R.S. Employer ID No.)


 2012 Route 9W, Milton, New York                                 12547
(Address of Principal Executive Offices)                       (Zip Code)

     Registrant's telephone number, including area code (845) 795-2020


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Item 5.  Other Events.


During February 2004, the Company and several of its creditors reached agreements to convert their outstanding debt to common shares of the Company. A total of $248,571.95 of debt was repaid and 578,035 shares of common stock was issued. Included in this total was $123,826.64 of indebtedness owed to the Chairman of the Company, who was issued 294,825 shares of common stock.

Additionally, during January and February 2004, agreements were reached with two of the Company's creditors wherein common stock purchase warrants for 600,000 shares were exercised, and the proceeds from the exercises were used to repay $180,000 of additional indebtedness held by those creditors. In connection with the foregoing the Chairman of the Company exercised common stock purchase warrants for 300,000 shares and agreed to reduce his indebtedness by $90,000.00.

                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:      /s/ Christopher L. Coccio
         Christopher L. Coccio
         Chief Executive Officer

March 1, 2004